POWER OF ATTORNEY

Know all by these presents, that the undersigned
hereby constitutes and appoints each of Benjamin Jackson,
R. Bryan Riggsbee, Nathan A. Smith and Ben Wheeler
of Myriad Genetics, Inc. the Company, and Jonathan
L. Kravetz, Daniel Follansbee,
Page Hubben and Anne Leland of
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.,
signing singly, with full power of substitution,
the undersigned s true
and lawful attorney-in-fact to:

1 execute for and on behalf of the undersigned,
in the undersigned s capacity as an officer,
director and/or 10% shareholder of the Company,
forms and authentication documents for EDGAR Filing Access;

2 do and perform any and all acts for and
on behalf of the undersigned which may be necessary
or desirable to complete and execute any such forms
and authentication documents;

3 execute for and on behalf of the undersigned,
in the undersigned s capacity as an officer, director
and/or 10% shareholder of the Company,
Forms 3, 4 and 5 in accordance with Section
16a of the Securities Exchange Act of 1934,
as amended,
and the rules thereunder;

4 do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any such
Form 3, 4 or 5 and timely file such form with
the United States Securities and Exchange Commission
and any stock exchange or similar authority; and

5 take any other action of any type whatsoever
in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in the
best interests of, or legally required by, the undersigned,
it being understood that the documents executed by
such attorney-in-fact, on behalf of the undersigned
pursuant to this Power of Attorney, shall be in such
form and shall contain such terms and conditions
as such attorney-in-fact may approve in such
attorney-in-fact s discretion.

The undersigned hereby grants to each such
attorney-in-fact full power and authority
to do and perform any and every act and
thing whatsoever requisite, necessary, or
proper to be done in the exercise of any
of the rights and powers herein granted,
as fully to all intents and purposes
as the undersigned might or could do if personally
present, with full power of substitution or
revocation, hereby ratifying and confirming all
that such attorney-in-fact, or such attorney-in-facts
substitute or substitutes, shall lawfully do or cause
to be done by virtue of this power
of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such
capacity at the request of the undersigned,
are not assuming, nor is the Company assuming,
any of the undersigned s responsibilities to comply
with Section 16 of the Securities Exchange Act of 1934,
as amended.

This Power of Attorney shall remain in full force
and effect until the undersigned is no longer
required to file Forms 3, 4 and 5 with respect
to the undersigned s holdings of and transactions
in securities issued by the Company, unless
earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed this
10 day of September 2019.

/s/ Colleen F. Reitan

Colleen F. Reitan